Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Resources, Inc., hereby severally constitute Timothy J. Cutt and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2018 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2018 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Timothy J. Cutt	President and Chief Executive Officer	2/20/2019
Timothy J. Cutt	Director

/s/ David A. Trice	Chairman of the Board	2/20/2019
David A. Trice	Director

/s/ Julie A. Dill	Director	2/20/2019
Julie A. Dill

/s/ M. W. Scoggins	Director	2/20/2019
M. W. Scoggins

/s/ Mary Shafer Malicki	Director	2/20/2019
Mary Shafer Malicki

/s/ Michael J. Minarovic	Director	2/20/2019
Michael J. Minarovic

/s/ Phillip S. Baker, Jr.	Director	2/20/2019
Phillips S. Baker, Jr.

/s/ Robert F. Heinemann	Director	2/20/2019
Robert F. Heinemann

/s/ William L. Thacker, III	Director	2/20/2019
William L. Thacker, III